UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Contribution Agreement

On January 13, 2022, Modiv Inc. ( “Modiv”), through its operating partnership, Modiv Operating Partnership, LP (“Modiv OP”), entered into a contribution agreement (the “Contribution Agreement”) with Trophy of Carson Real Estate LLC (“Contributor”) in a sale-leaseback transaction, whereby Modiv OP acquired all of the right, title and interest in a property located at 22020 Recreation Rd., Carson, California, one of the top three largest KIA auto dealership properties in the U.S., (the “Kia - Carson, CA Property”), for a total purchase price of $69,275,000, which includes the issuance of 1,312,382 units of Class C limited partnership interest in Modiv OP issued to Group of Trophy, LLC, the indirect owner of Contributor, and the repayment of a $36,465,449 existing mortgage on the Kia – Carson, CA Property (the “Contribution Transaction”).  The repayment of the existing indebtedness was paid through a draw on the KeyBank Credit Facility (described in Item 2.03 below) which was syndicated by KeyBank National Association (“KeyBank”).   In addition, Modiv has granted Nasser Watar, the sole member of Group of Trophy, LLC, a limited board observer right (only regularly scheduled quarterly board meetings) as long as the Group of Trophy, LLC or any of its affiliates own more than five percent (5%) of the issued and outstanding capital stock of Modiv on a fully-diluted basis. The Contribution Agreement contains customary representations, warranties, covenants and agreements of the Contributor and Modiv OP.  The Contribution Transaction closed on January 18, 2022.

The foregoing summary of the material terms of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Kia - Carson, CA Lease Agreement

The Kia - Carson, CA Property is leased in its entirety to Trophy of Carson LLC, a California limited liability company (the “Tenant”), under that certain Lease Agreement, dated as of January 18, 2022 (the “Lease Effective Date”), by and between MDV Trophy Carson CA LLC (the “Landlord”) and the Tenant (the “Kia – Carson, CA Lease Agreement”).

Pursuant to the Kia – Carson, CA Lease Agreement, the initial term of the lease commenced as of the Lease Effective Date and expires at midnight on January 17, 2047.  Subject to certain exceptions in the Kia – Carson, CA Lease Agreement, the Tenant has the option to extend the initial term of the lease for two additional successive periods of five years.  The current annual rent is $3,815,000, which shall increase by 2.0% on February 1, 2023 and annually on every February 1st thereafter during the term of the Kia – Carson, CA Lease Agreement.

As of the Lease Effective Date, the implied capitalization rate for the Kia - Carson, CA Property is approximately 5.70%. The estimated going-in capitalization rate is determined by dividing the projected net rental payment for the first fiscal year the Landlord owns the Kia - Carson, CA Property, along with project rental payments for a billboard lease located on the property which was assigned to Landlord, by the acquisition price (exclusive of closing and offering costs). The Kia – Carson, CA Property is leased to Tenant on a triple-net basis (Tenant is directly responsible for the payment of all property operating expenses, insurance and taxes), and therefore the net rental payment is equivalent to the base rental payment. The projected net rental payment includes assumptions that may not be indicative of the actual future performance of the Kia - Carson, CA Property, including the assumption that the Tenant will perform its obligations under the Kia – Carson, CA Lease Agreement during the next 12 months.

The foregoing summary of the material terms of the Kia – Carson, CA Lease Agreement is qualified in its entirety by reference to the Kia – Carson, CA Lease Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

KeyBank Credit Facility

On January 18, 2022, Modiv OP entered into a $100,000,000 four-year revolving line of credit (the “Revolver”) and a $150,000,000 five-year term loan with KeyBank, and the other lending institutions party thereto (collectively, the “Lenders”), KeyBank, as Agent for the Lenders (in such capacity, the “Agent”), BMO Capital Markets, Truist Bank and The Huntington National Bank as Co-Syndication Agents and KeyBanc Capital Markets Inc., BMO Capital Markets, Inc., Truist Securities, Inc. and The Huntington National Bank as Joint-Lead Arrangers  (the “Term Loan” and together with the “Revolver,” the “KeyBank Credit Facility”).  Each of the Term Loan and Revolver is subject to increases and extensions upon the satisfaction of certain customary conditions as provided in the KeyBank Credit Agreement.

The KeyBank Credit Facility is secured by a pledge of all of Modiv OP’s equity interests in certain of the single-purpose, property-owning entities (the “Subsidiary Guarantors”) that are indirectly owned by Modiv, and various cash collateral owned by Modiv OP and the Subsidiary Guarantors.

In connection with the KeyBank Credit Facility, Modiv and each of the Subsidiary Guarantors entered into an Unconditional Guaranty of Payment and Performance in favor of the Agent, pursuant to which Modiv and each of the Subsidiary Guarantors agreed to guarantee the full and prompt payment of Modiv OP’s obligations under the Credit Agreement.

The KeyBank Credit Facility is available for general corporate purposes, including, but not limited to, acquisitions, repayment of existing indebtedness and capital expenditures. The KeyBank Credit Facility is priced on a leverage-based pricing grid that fluctuates based on Modiv’s actual leverage ratio. If Modiv’s leverage ratio is below or equal to 50%, the interest rate on the Revolver will be 175 basis points over the Secured Overnight Financing Rate (“SOFR”) plus a ten (10) basis point credit adjustment, which would equate to a floating interest rate of 1.90% as of January 1, 2022.

Modiv OP borrowed $155,775,000 on January 18, 2022, including $100,000,000 under the Term Loan and $55,775,000 under the Revolver. Modiv OP used the loan proceeds to repay 20 existing mortgages on 27 properties, refinance the mortgage on the KIA auto dealership acquired on January 18, 2022 as discussed above and to pay the lenders commitment fees and legal fees. The Term Loan includes a $50,000,000 delayed draw which is available until July 17, 2022.

Modiv OP has made customary representations and warranties under the KeyBank Credit Agreement and is required to comply with various covenants and other customary requirements for similar credit facilities. The KeyBank Credit Agreement includes usual and customary events of default and remedies for facilities of this nature. Modiv incurred certain customary fees, costs and expenses in connection with the closing of the KeyBank Credit Facility.

The foregoing summary of the material terms of the KeyBank Credit Agreement is qualified in its entirety by reference to the KeyBank Credit Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 8.01.	Other Events.

Acquisition of the Kia – Carson, CA Property

As noted above, on January 18, 2022, pursuant to the Contribution Agreement, Contributor contributed its entire right, title and interest in the Kia – Carson, CA Property to Modiv OP for a total purchase price of $69,275,000.  The Kia – Carson, CA Property is leased in its entirety to Tenant in a triple-net lease expiring in January 2047.  For more information regarding the Contribution Agreement and the Lease, see Item 1.01 above.

In connection with entering into the Kia – Carson, CA Lease Agreement described above, Landlord, and Tenant entered into a letter agreement with Tenant, which provides Tenant with a right of first offer to purchase the Kia – Carson, CA Property should Landlord decide to sell the property to a third party (the “Letter Agreement”).  If Tenant does not accept the offer, the Landlord may sell the property to the third-party; provided, however, if Landlord agrees to accept a purchase price more the 7.5% below the original offer price, Landlord must then reoffer the property to Tenant at the lower price.  Should Tenant not accept the offer, then Landlord may then sell the property to the third-party. Tenant’s rights under the Letter Agreement expire if (i) the Lease expires or is terminated, (ii) Tenant transfers the Lease under a Permitted Transfer (as defined in the Lease), (iii) Tenant sells its business through a stock sale, asset sale, merger or similar transaction, or (iv) Tenant transfers, sells or otherwise disposes of more than 50% of its interest in Modiv OP (or shares in Modiv if Tenant’s interest in Modiv OP is converted into shares of common stock of Modiv).

Item 9.01.	Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Contribution Agreement between Trophy of Carson Real Estate LLC and Modiv OP dated January 13, 2022

10.2	Kia – Carson, CA Lease Agreement as of January 18, 2022, by and between MDV Trophy Carson CA LLC, and Trophy of Carson LLC for the property located at 22020 Recreation Rd., Carson, California

10.3
KeyBank Credit Agreement dated January 18, 2022, by and among Modiv OP, as the borrower, KeyBank National Association, the other lenders which are parties to the agreement, and other lenders that may become parties to the agreement, KeyBank National Association, as the agent, BMO Capital Markets, Truist Bank and The Huntington Bank, as co-syndication agents, and KeyBanc Capital Markets Inc., BMO Capital Markets, Truist Securities, Inc. and The Huntington Bank, as joint-lead arrangers

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: January 20, 2022